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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in this Registration Statement on Form F-4 of our report dated April 16, 2001, except for Note 21, as to which the date is June 22, 2001 relating to the combined and consolidated financial statements of Corporacion Durango, S.A. de C.V. and Grupo Industrial Durango, S.A. de C.V., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers, S.C.

By: /s/ Rafael Maya U., C.P.
Mexico, DF

August 29, 2001